Exhibit 99.1

INVENSENSE® ANNOUNCES FIRST QUARTER OF FISCAL YEAR 2016 RESULTS

SAN JOSE, California, August 4, 2015 – InvenSense, Inc. (NYSE: INVN) the leading provider of intelligent sensor system on chip (SoC) for motion and sound, today announced results for its first quarter of fiscal 2016 ended June 28, 2015.

Net revenue for the first quarter of fiscal 2016 was $106.3 million, up 7 percent from $99.3 million for the fourth quarter of fiscal 2015, and up 59 percent from $66.7 million for the first quarter of fiscal 2015.

Gross margin determined in accordance with U.S. generally accepted accounting principles (GAAP) was 42 percent for the first quarter of fiscal 2016, slightly down from 43 percent for the fourth quarter of fiscal 2015. GAAP gross margin for first quarter of fiscal 2016 included stock-based compensation and related payroll taxes, and amortization of acquisition intangibles. Excluding these items, non-GAAP gross margin was 45 percent for the first quarter of fiscal 2016, slightly down from 46 percent for the fourth quarter of fiscal 2015.

GAAP net loss for the first quarter of fiscal 2016 was $5.8 million, or 6 cents per diluted share. By comparison, GAAP net income was $0.4 million, or 0 cents per diluted share for the fourth quarter of fiscal 2015. GAAP net income for the first quarter of fiscal 2016 included stock-based compensation and related payroll taxes, accreting interest expense on convertible notes, amortization of acquisition intangibles, certain legal and litigation expenses, contingent consideration adjustment and the income tax effect of non-GAAP adjustments. Excluding these items, non-GAAP net income for the first quarter of fiscal 2016 was $12.6 million, or 14 cents per diluted share, compared with $11.4 million, or 12 cents per diluted share, for the fourth quarter of fiscal 2015.

The reconciliation between GAAP and non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited GAAP Condensed Consolidated Statements of Operations below.

Management Qualitative Comments

“This was a solid quarter for us with both revenue and profits slightly higher than expected,” said Behrooz Abdi, president and CEO. “Our performance reflects strong market position in our core motion products across the majority of mobile OEMs, as well as the continued adoption of gyro-enabled optical image stabilization technology by major OEMs worldwide. In addition, we continue to gain traction with our new motion, audio and software solutions, building a design win portfolio that we expect will contribute to revenue later this fiscal year.”

First Quarter of Fiscal Year 2016 Earnings Conference Call

A conference call will be held today at 1:30 p.m. Pacific Time to discuss the quarter’s results and management’s current business outlook. To listen to the conference call, please dial (800) 591-6942 ten minutes prior to the start of the call, using the passcode 21147390. International callers, please dial (617) 614-4909. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for two days. To access the replay, please dial (888) 286-8010 and enter passcode 11798326. International callers please dial (617) 801-6888. The conference call will be available via a live webcast on the investor relations section of InvenSense`s web site at www.invensense.com/ir. An archived webcast replay will be available on the web site for three months.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, in addition to the company’s condensed consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes, stock-based compensation expense, certain legal and litigation expenses, business acquisition costs, contingent consideration adjustment, amortization of fair value write-up of acquired inventory, amortization of acquisition-related intangible assets, accreting interest expense on convertible notes and other adjustments. The company uses these non-GAAP measures in its own financial and operational decision-making processes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends and facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but it is not reflected in our non-GAAP measures. Also, other companies, including companies in the company’s industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense, earnings, stockholder return or other financial items discussed in this press release, including the strength of our competitive positioning, the strength of design activity, increased demand for our products and design wins contributing to revenue. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, intense competition in our industry; our achievement of design wins; our dependence on a limited number of customers for a substantial portion of our revenues; the continued adoption of motion tracking and motion sensing as an interface in consumer electronics products; decreases in average selling prices for our products; our lack of long-term supply contracts and dependence on limited sources of supply; consumer acceptance of our customers’ products that incorporate our solutions and our ability to continue to develop and introduce new and enhanced products on a timely basis; as well as changes in economic conditions in our markets and other risk factors discussed in InvenSense’s Annual Report on Form 10-K for the year ended March 29, 2015, and other documents filed by us with the Securities and Exchange Commission (SEC) from time to time. Copies of InvenSense’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About InvenSense

InvenSense, Inc. (NYSE: INVN) is the world’s leading provider of intelligent sensor system on chip (SoC) for Motion and Sound in consumer electronic devices. The company’s patented InvenSense Fabrication Platform and MotionFusion® technology address the emerging needs of many mass-market consumer applications via improved performance, accuracy, and intuitive motion-, gesture- and sound-based interfaces. InvenSense technology can be found in Mobile, Wearables, Smart Home, Industrial, and Automotive products. InvenSense is headquartered in San Jose, California and has offices in Boston, China, Taiwan, Korea, Japan, France, Canada, Slovakia and Italy. More information can be found at www.invensense.com or follow us on Twitter at @InvenSense.

©2015 InvenSense, Inc. All rights reserved. InvenSense, Sensing Everything, FireFly, MotionTracking, MotionProcessing, MotionProcessor, MotionFusion, MotionApps, DMP, AAR, and the InvenSense logo are trademarks of InvenSense, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

For Investor Inquiries, Contact:

Leslie Green

Green Communications Consulting, LLC

650.312.9060

leslie@greencommunicationsllc.com

ir@invensense.com

For Press Inquiries, Contact:

David Almoslino

Senior Director

Marketing and Communications

InvenSense, Inc.

408.501.2278

pr@invensense.com

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 28, 2015	March 29, 2015	June 29, 2014
Net revenue	$106,296	$99,279	$66,681
Costs of revenue	61,465	56,333	35,505

Gross profit	44,831	42,946	31,176
Operating expenses:
Research and development	20,255	25,231	19,408
Selling, general and administrative	15,824	15,325	13,918
Legal settlement accrual	11,708	—	—

Total operating expenses	47,787	40,556	33,326

Income (loss) from operations	(2,956)	2,390	(2,150)
Interest (expense)	(2,724)	(2,659)	(2,584)
Other income, net	61	269	181

Loss before income taxes	(5,619)	—	(4,553)
Income tax provision (benefit)	228	(399)	279

Net income (loss)	$(5,847)	$399	$(4,832)

Net income (loss) per share:
Basic	$(0.06)	$0.00	$(0.05)

Diluted	$(0.06)	$0.00	$(0.05)

Weighted average shares outstanding used in computing net income (loss) per share:
Basic	91,076	90,359	88,302

Diluted	91,076	92,619	88,302

INVENSENSE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 28, 2015	March 29, 2015	June 29, 2014
GAAP net income (loss)	$(5,847)	$399	$(4,832)
Adjustments:
Stock based compensation expense	8,849	7,954	7,741
Convertible note accretion interest expense	1,958	1,926	1,816
Amortization of acquisition-related intangible assets	2,034	2,034	1,244
Amortization of fair value write-up of acquired inventory	—	—	146
Business acquisition costs	—	119	1,049
Legal settlement accrual	11,708	—	—
Patent litigation legal expense, net	1,110	905	735
Contingent consideration adjustment	(5,307)	—
Other	—	—	68
Income tax effect of pretax non-GAAP adjustments	(1,923)	(1,896)	(925)

Non-GAAP net income	$12,582	$11,441	$7,042

GAAP net income (loss) per share of common stock, diluted	$(0.06)	$0.00	$(0.05)

Non-GAAP net income per share of common stock, diluted	$0.14	$0.12	$0.08

GAAP Gross profit	$44,831	$42,946	$31,176
Adjustments:
Stock based compensation expense	609	621	573
Amortization of acquisition-related intangible assets	1,978	1,978	1,188
Amortization of fair value write-up of acquired inventory	—	—	146

Non-GAAP Gross profit	$47,418	$45,545	$33,083

GAAP Operating Expense	$47,787	$40,556	$33,326
Adjustments:
Stock based compensation expense	8,240	7,333	7,168
Amortization of acquisition-related intangible assets	56	56	56
Business acquisition costs	—	119	1,049
Legal settlement accrual	11,708	—	—
Patent litigation legal expense, net	1,110	905	735
Contingent consideration adjustment	(5,307)	—	—
Other	—	—	68

Non-GAAP Operating Expense	$31,980	$32,143	$24,250

INVENSENSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	June 28, 2015	March 29, 2015
Assets
Current assets:
Cash and cash equivalents	$72,859	$85,637
Short-term investments	168,745	129,919
Accounts receivable	50,387	44,522
Inventories	64,491	75,105
Prepaid expenses and other current assets	14,080	14,950

Total current assets	370,562	350,133
Property and equipment, net	40,724	41,849
Intangible assets, net	43,366	45,508
Goodwill	139,175	139,175
Other assets	10,961	9,019

Total assets	$604,788	$585,684

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,952	$23,130
Accrued liabilities	40,536	31,991

Total current liabilities	67,488	55,121
Long-term debt	144,768	142,810
Other long-term liabilities	27,328	28,252

Total liabilities	239,584	226,183

Stockholders’ equity:
Preferred stock:
Preferred stock, $0.001 par value — 20,000 shares authorized, no shares issued and outstanding and outstanding at June 28, 2015 and March 29, 2015	—	—
Common stock:
Common stock, $0.001 par value — 750,000 shares authorized, 91,681 shares issued and outstanding at June 28, 2015, 90,894 shares issued and outstanding at March 29, 2015	274,266	262,677
Accumulated other comprehensive (loss)	(43)	(4)
Retained earnings	90,981	96,828

Total stockholders’ equity	365,204	359,501

Total liabilities and stockholders’ equity	$604,788	$585,684

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	June 28, 2015	March 29, 2015	June 29, 2014
Cash flows from operating activities:
Net income (loss)	$(5,847)	$399	$(4,832)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,050	2,847	1,747
Amortization of intangible assets	2,142	2,074	1,268
Non cash interest expense	1,958	1,926	1,816
Loss on disposal of property and equipment	—	95	—
Stock-based compensation expense	8,635	7,566	7,635
Contingent consideration adjustment	(5,307)	—	—
Deferred income tax assets	(1,824)	(272)	(2)
Tax effect of employee benefit plans	(301)	—	—
Changes in operating assets and liabilities:
Accounts receivable	(5,865)	29,413	2,651
Inventories	10,614	(7,304)	(4,480)
Prepaid expenses and other current assets	959	7,778	1,781
Other assets	(118)	25	(688)
Accounts payable	4,191	2,494	(230)
Accrued liabilities	12,975	4,737	20

Net cash provided by operating activities	25,262	51,778	6,686

Cash flows from investing activities:
Purchase of property and equipment	(2,342)	(2,031)	(8,424)
Sale and maturities of available-for-sale investments	15,365	33,252	10,387
Purchase of available-for-sale investments	(54,427)	(55,845)	—
Purchase of intangible assets	—	(2,120)	—

Net cash provided by (used in) investing activities	(41,404)	(26,744)	1,963

Cash flows from financing activities:
Proceeds from exercise of common stock	3,364	2,602	1,752
Payments for contingent consideration	—	(7,056)	—

Net cash provided by (used in) financing activities	3,364	(4,454)	1,752

Net increase (decrease) in cash and cash equivalents	(12,778)	20,580	10,401
Cash and cash equivalents:
Beginning of period	85,637	65,057	26,025

End of period	$72,859	$85,637	$36,426